Exhibit 10.3

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 4, 2021

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) among AT&T Inc., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Company, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of November 17, 2020 (the “Credit Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.

(2) The Company and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto.

SECTION 2. Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Company and the Required Lenders. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

SECTION 3. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof as follows:

(a) The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s charter or by-laws or (ii) except where such contravention would not reasonably be expected to have a Material Adverse Effect, any law applicable to the Company or any contractual restriction binding on or affecting the Company.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment.

(c) This Amendment has been duly executed and delivered by the Company and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The representations and warranties made by the Company contained in Article IV of the Credit Agreement are true and correct in all material respects (except such representations that are qualified by materiality, which shall be correct in all respects) with the same effect as if made on and as of the date hereof.

(e) No event has occurred and is continuing that constitutes a Default.

SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of the amendments contemplated in Section 1, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The Notes and the Credit Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. Costs and Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Agent (supported by invoices) in connection with the preparation, execution, delivery, administration, modification and amendment of the Credit Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AT&T INC.

By:	/s/ Andrew B. Keiser
Name: Andrew B. Keiser
Title: Vice President and Assistant Treasurer

CITIBANK, N.A., as Agent

By:
Name:
Title:

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AT&T INC.

By:
Name:
Title:

CITIBANK, N.A., as Agent

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

CITIBANK, N.A.

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

BANK OF AMERICA, N.A.

By:	/s/ Eric Ridgway
Name: Eric Ridgway
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Vice President

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

BARCLAYS BANK PLC

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director
Ming.k.chu@db.com
+1-212-250-5451

By:	/s/ Marko Lukin
Name: Marko Lukin
Title: Vice President
Marko.lukin@db.com
+1-212-250-7283

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

MIZUHO BANK, LTD.

By:	/s/ John Davies
Name: John Davies
Title: Authorized Signatory

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Monica Trautwein
Name: Monica Trautwein
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

The Bank of Nova Scotia

By:	/s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Managing Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By:	/s/ Cara Younger
Name: Cara Younger
Title: Executive Director

By:	/s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Senior Vice President

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

BNP Paribas

By:	/s/ Michael Kowalczuk
Name: Michael Kowalczuk
Title: Managing Director

By:	/s/ Eve Ravelojaona
Name: Eve Ravelojaona
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

COMMERZBANK AG, NEW YORK BRANCH

By:	/s/ Paolo de Alessandrini
Name: Paolo de Alessandrini
Title: Managing Director — TMT Sector Head Americas

By:	/s/ Mathew Ward
Name: Mathew Ward
Title: Managing Director — Head of Syndicated Finance Americas

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

Credit Suisse AG, New York Branch

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

Goldman Sachs Bank USA

By:	/s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

HSBC Bank USA, N.A.

By:	/s/ David Wagstaff
Name: David Wagstaff
Title: Managing Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

[MORGAN STANLEY SENIOR FUNDING, INC.]

By:	/s/ Brandon Weiss
Name: Brandon Weiss
Title: Authorized Signatory

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

MUFG BANK, LTD.

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

Royal Bank of Canada

By:	/s/ D. W. Scott Johnson
Name: D. W. Scott Johnson
Title: Authorized Signatory

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

Santander Bank, N.A.

By:	/s/ Xavier Ruiz Sena
Name: Xavier Ruiz Sena
Title: Managing Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

Sumitomo Mitsui Banking Corporation

By:	/s/ Gail Motonaga
Name: Gail Motonaga
Title: Executive Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Shelley Yu
Name: Shelley Yu
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

The Toronto-Dominion Bank, New York Branch

By:	/s/ Maria Macchiaroli
Name: Maria Macchiaroli
Title: Authorized Signatory

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

THE BANK OF NEW YORK MELLON

By:	/s/ William M. Feathers
Name: William M. Feathers
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

INTESA SANPAOLO S.P.A. – NEW YORK BRANCH

By:	/s/ Glen Binder
Name: Glen Binder
Title: Global Relationship Manager

By:	/s/ Manuela Insana
Name: Manuela Insana
Title: Relationship Manager

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

STANDARD CHARTERED BANK

By:	/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

TRUIST BANK

By:	/s/ Brett Ross
Name: Brett Ross
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

U.S. Bank National Association

By:	/s/ Steven J. Correll
Name: Steven J. Correll
Title: Senior Vice President

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Cynthia Dioquino
Name: Cynthia Dioquino
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

Canadian Imperial Bank of Commerce, New York Branch

By:	/s/ Farhad Merali
Name: Farhad Merali
Title: Authorized Signatory

By:	/s/ Albert Comas
Name: Albert Comas
Title: Authorized Signatory

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

REGIONS BANK

By:	/s/ Derek Miller
Name: Derek Miller
Title: Director

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

Consent to the forgoing Amendment:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ R. Ruining Nguyen
Name: R. Ruining Nguyen
Title: Senior Vice President

Amendment No. 1 to AT&T Amended and Restated Credit Agreement

ANNEX I

SECTION 8.02.	Agent Individually	55

SECTION 8.03.	Duties of Agent; Exculpatory Provisions	55

SECTION 8.04.	Reliance by Agent	56

SECTION 8.05.	Delegation of Duties	56

SECTION 8.06.	Resignation of Agent	56

SECTION 8.07.	Non-Reliance on Agent, Arrangers and Other Lenders	57

SECTION 8.08.	Indemnification	57

SECTION 8.09.	Other Agents	57

SECTION 8.10.	Certain ERISA Matters	57

SECTION 8.11.	Erroneous Payments	60

ARTICLE IX

SECTION 9.01.	Amendments, Etc.	~~59~~62

SECTION 9.02.	Notices; Effectiveness; Electronic Communication	~~59~~62

SECTION 9.03.	No Waiver; Remedies	~~61~~63

SECTION 9.04.	Costs and Expenses	~~61~~63

SECTION 9.05.	Binding Effect	~~62~~64

SECTION 9.06.	Assignments and Participations	~~62~~65

SECTION 9.07.	Confidentiality	~~66~~68

SECTION 9.08.	Designated Subsidiaries	~~66~~69

SECTION 9.09.	Governing Law	~~67~~70

SECTION 9.10.	Jurisdiction, Etc.	~~68~~70

SECTION 9.11.	Judgment	~~68~~71

SECTION 9.12.	Substitution of Currency	~~69~~71

SECTION 9.13.	Severability; Amendment and Restatement	~~69~~71

SECTION 9.14.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~69~~72

SECTION 9.15.	No Fiduciary Duties	~~70~~72

SECTION 9.16.	Waiver of Jury Trial	~~1~~73

becomes generally available to the public (other than as a result of a violation of this Agreement).

“Consenting Lender” has the meaning specified in Section 2.18(b).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income of such Person for such period adjusted to exclude the effects of (a) gains or losses from discontinued operations, (b) any extraordinary or other non-recurring non-cash gains or losses (including non-cash restructuring charges), (c) accounting changes including any changes to Accounting Standards Codification 715 (or any subsequently adopted standards relating to pension and postretirement benefits) adopted by the Financial Accounting Standards Board after the date hereof, (d) interest expense, (e) income tax expense or benefit, (f) depreciation, amortization and other non-cash charges (including actuarial gains or losses from pension and postretirement plans), (g) interest income, (h) equity income and losses, and (i) other non-operating income or expense. For the purpose of calculating Consolidated EBITDA for any Person for any period, if during such period such Person or any Subsidiary of such Person shall have made a Material Acquisition or Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such period.

“Consolidated Net Income” means, for any Person for any period, the net income of such Person and its Consolidated Subsidiaries, determined on a Consolidated basis for such period in accordance with GAAP.

“Contribution Agreement” means that certain Agreement of Contribution and Subscription, dated February 25, 2021, among AT&T Services, Inc., V HoldCo LLC, New DTV and TPG VIII Merlin Investment Holdings, L.P (as may be amended, modified, supplemented or restated from time to time in a manner not materially adverse to the interests of the Lenders under this Agreement).

“Contribution Agreement Closing Date” means the date on which the transactions contemplated by the Contribution Agreement are consummated.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07, 2.08, 2.11 or 2.21.

“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantees by such Person of Debt of others.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means, subject to Section 2.19(d), at any time, any Lender that, at such time (a) has failed to perform any of its funding obligations hereunder, including in respect of its Advances, within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Agent and the Company in writing that such failure is the result

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means any (i) Lender, Affiliate of a Lender or Approved Fund and (ii) bank, financial institution or other institutional lender that meets the requirements to be an assignee under Section 9.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.06(b)(iii)).

“Equivalent” in Dollars of any Committed Currency on any date means the equivalent in Dollars of such Committed Currency determined by using the quoted spot rate at which the Agent’s principal office in London offers to exchange Dollars for such Committed Currency in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the “Equivalent” in any Committed Currency of Dollars means the equivalent in such Committed Currency of Dollars determined by using the quoted spot rate at which the Agent’s principal office in London offers to exchange such Committed Currency for Dollars in London at approximately 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned to it in Section 8.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.11(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.11(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to

“Material Disposition” means any disposition of property or series of related dispositions of property that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of $1,000,000,000.

“Material Subsidiary” means, at any time, any Subsidiary of the Company to which 5% or more of Net Tangible Assets of the Company are attributable.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Debt for Borrowed Money” ~~of any Person~~ means (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of ~~such Person~~the Company and its Subsidiaries minus (b) the amount by which the sum of (i) 100% of unrestricted cash and cash equivalents held by the Company and its Subsidiaries in the United States (it being understood and agreed that any proceeds of any issuance ~~by the Company~~ of ~~unsecured~~ debt securities~~, debt securities~~ or borrowing of term loans, in each case, by the Company or any of its Subsidiaries (including New DTV and its subsidiaries prior to the Contribution Agreement Closing Date) in connection with financing an acquisition, investment, refinancing or other transaction (x) held or placed into escrow ~~shall~~or (y) subject to redemption in the event that such acquisition, investment, refinancing or other transaction does not occur shall, in each case, be deemed to be unrestricted for purposes of this definition), and funds available on demand by the Company and its Subsidiaries in the United States (including but not limited to time deposits), and (ii) 65% of unrestricted cash and cash equivalents held by the Company and its Subsidiaries outside of the United States, exceeds $2,000,000,000 in the aggregate. For the avoidance of doubt, (i) any cash and cash equivalents held by the Company and its Subsidiaries outside of the United States shall not be considered “restricted” solely as a result of the repatriation of such cash and cash equivalents being subject to any legal limitation or otherwise resulting in adverse tax consequences to the Company or any of its Subsidiaries and (ii) on or after the Contribution Agreement Closing Date, in no event shall any indebtedness of New DTV and its subsidiaries be included in determining Net Debt for Borrowed Money.

“Net Tangible Assets” means, at any date, the total assets appearing on the most recently prepared Consolidated balance sheet of the Company and its Subsidiaries as of the end of the most recent fiscal quarter of the Company for which such balance sheet is available, prepared in accordance with GAAP, less (a) all current liabilities as shown on such balance sheet and (b) the value (net of any applicable reserves), as shown on such balance sheet of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational costs and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized), as adjusted in good faith by the Company to give pro forma effect to any Material Acquisition or Material Disposition occurring after the end of such fiscal quarter.

“New DTV” means DIRECTV Entertainment Holdings LLC, a Delaware limited liability company.

“Non-Approving Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.01 and (ii) has been approved by the Required Lenders.

“Non-Consenting Lender” has the meaning specified in Section 2.18(b).

“Non-U.S. Lender” has the meaning specified in Section 2.13(f)(i).

“Note” means a promissory note of any Borrower payable to any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Other Connection Taxes” means, with respect to any Lender or Agent, taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such tax (other than connections arising solely from such Person having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or the Notes or any other documents to be delivered hereunder, or sold or assigned an interest in any such documents).

“Other Taxes” has the meaning specified in Section 2.13(b).

“Participant Register” has the meaning specified in Section 9.06(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as it may be amended or otherwise modified from time to time.

“Payment Office” means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Company and the Lenders.

“Payment Recipient” has the meaning assigned to it in Section 8.11(a).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) any interest or title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or subleased; (f) Liens that are contractual rights of set-off generally; (g) licenses, sublicenses, leases or subleases of intellectual property granted to Persons who are not Affiliates of the Company in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Subsidiaries; ~~and~~ (h) Liens on deposit or securities accounts arising solely by virtue of any statutory or common law provisions or ordinary course contractual provisions, in each case, relating to banker’s Liens, rights of set-off or similar rights and remedies for account and transaction fees and other amounts due to the depository institution or securities intermediary where any deposit, securities or brokerage accounts are maintained so long as the amounts subject to such Liens do not secure Debt~~.~~; (i) Liens in respect of indebtedness of New DTV and its subsidiaries incurred prior to the consummation of the transactions contemplated by the Contribution Agreement that is subject to redemption in the event that the Contribution Agreement Closing Date does not occur; and (j) Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02(d).

“Post Petition Interest” has the meaning specified in Section 7.05(b).

“Primary Currency” has the meaning specified in Section 9.11(c).

“Process Agent” has the meaning specified in Section 9.10(c).

“Protesting Lender” has the meaning specified in Section 9.08(a).

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by any of S&P, Moody’s or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P, Moody’s and Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if none of S&P, Moody’s or Fitch shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 4 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) if the ratings established by S&P, Moody’s and Fitch fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the highest rating, unless the lowest of such ratings is more than one level below the highest of such ratings, in which case the Applicable Margin and the Applicable Percentage shall be based upon the rating that is one level above the lowest of such ratings; (d) if any rating established by S&P, Moody’s or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P, Moody’s or Fitch shall change the basis on which ratings are established, each reference to

“Subordinated Obligations” has the meaning specified in Section 7.05.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries~~.~~; provided that New DTV and its subsidiaries shall no longer constitute Subsidiaries of the Company for purposes of this Agreement upon the consummation of the transactions contemplated by the Contribution Agreement and for so long as New DTV and its subsidiaries are not required to be consolidated into the financial statements of the Company in accordance with GAAP.

“Taxes” has the meaning specified in Section 2.13(a).

“Telco” has the meaning specified in Section 5.02(a)(vi).

“Termination Date” means the earlier of (a) November 17, 2025, subject to the extension thereof pursuant to Section 2.18, and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that (a) the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.18 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement and (b) if such date is not a Business Day, the Termination Date shall be the next preceding Business Day.

“Threshold Amount” means $1,000,000,000.

“Type” has the meaning specified in the definition of “Advance.”

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right to so vote has been suspended by the happening of such a contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with

(iii) the Liens existing on the date hereof and described on Schedule 5.02(a) hereto,

(iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary,

(v) Liens securing Debt incurred by the Company or its Subsidiaries in connection with a financing or similar transaction based on accounts receivable (including any Receivables Securitization),

(vi) Liens on assets of a Subsidiary that is a regulated telephone company (a “Telco”) that, pursuant to the public debt indenture(s) of such Telco, are created upon the merger or conveyance or sale of all or substantially all of the assets of such Telco,

(vii) Liens on real property securing Debt and other obligations in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding,

(viii) other Liens securing Debt and other obligations in an aggregate principal amount not to exceed at any time outstanding ten percent of Net Tangible Assets, and

(ix) the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

(b) Mergers, Etc. Merge or consolidate with or into, or, directly or indirectly, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except in the event that the Company shall be the continuing or surviving Person following such merger or consolidation.

(c) Sanctions and Anti-Corruption. Request any Borrowing, nor directly or to its knowledge indirectly use the proceeds of any Borrowing, or permit any other Borrower to so request or use the proceeds of any Borrowing, in each case (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) in any manner that would result in the violation of any Sanctions applicable to the Company or its Subsidiaries or, to the knowledge of the Company, any other party hereto.

SECTION 5.03. Financial Covenant. The Company will maintain, as of the last day of each fiscal quarter, a ratio of Net Debt for Borrowed Money to Consolidated EBITDA of the Company and its Subsidiaries for the four quarters then ended of not more than ~~3.5 to 1.~~(i) 4.0 to 1 for any fiscal quarter ending on or before the last day of the eighth fiscal quarter ending after the Contribution Agreement Closing Date and (ii) 3.5 to 1 for any fiscal quarter thereafter; provided that if the Contribution Agreement is terminated at any time in accordance with its terms prior to the consummation of the transactions contemplated therein, the ratio set forth in clause (ii) will apply for any fiscal quarter ending on or after the date of such termination.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) Failure to pay any principal of any Advance when the same becomes due and payable; or failure to pay any interest on any Advance or to make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

(b) Any representation or warranty made herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) (i) The Company shall fail to perform or observe any term, covenant or agreement applicable to it contained in Sections 5.01(c), (d) or (g), 5.02 or 5.03, or (ii) the Company shall fail to perform or observe any term, covenant or agreement (other than those referred to in clauses (a) and (c)(i) above) contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Company by the Agent or any Lender; or

(d) (i) The Company or any of its Material Subsidiaries (other than Vrio Corp. or any of its Subsidiaries) shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or net amount of at least the Threshold Amount in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt (other than any required prepayment due to illegality or termination of enforceability of any export credit agency guarantee) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than (x) by a regularly scheduled required prepayment or redemption or (y) due to illegality or the termination of unenforceability of any export credit agency guarantee), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, that, (x) the Debt subject of clause (ii) or (iii) above shall not include Debt of a Person that is merged into or consolidated with the Company or any Material Subsidiary of the Company or that becomes a Material Subsidiary of the Company for a period of 90 days after the date that such Debt becomes Debt of the Company or any of its Material Subsidiaries and (y) clauses (ii) and (iii) above shall not apply to any prepayment, redemption, repurchase or defeasance required to be made as a result of the obligor of such Debt making a voluntary notice of prepayment, voluntary notice of redemption, voluntary notice of repurchase, voluntary notice of defeasance or taking similar action with comparable effect; or

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

SECTION 8.11 Erroneous Payments.

(a) If the Agent notifies a Lender, or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)

(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)

such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 8.11(b).

(c) Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under this Agreement, or otherwise payable or distributable by the Agent to such Lender from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) of the relevant Type with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Borrowers or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advances (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under this Agreement with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by any of the Borrowers, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from any of the Borrowers for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. (a) Except as provided in Section 2,21, no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (a) waive any of the conditions specified in Section 3.01 without the written consent of all Lenders, (b) increase or, subject to Section 2.18, extend the Commitment of any Lender without the written consent of such Lender, (c) reduce the principal of, or rate of interest on, the Advances or any fees or other amounts payable hereunder (other than as a result of an amendment pursuant to Section 2.21) without the written consent of all Lenders directly affected thereby, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder without the written consent of all Lenders directly affected thereby, (e) change the definition of “Required Lenders”, or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder without the written consent of all Lenders, (f) add any currencies to the definition of Committed Currencies without the written consent of all Lenders directly affected thereby, (g) so long as any Designated Subsidiary is a Borrower hereunder, release the Company from its obligations under Section 7.01 without the written consent of all Lenders other than Defaulting Lenders or (h) amend this Section 9.01 without the written consent of all Lenders; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

(b) Any term or provision of this Section 9.01 to the contrary notwithstanding, if the Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of this Agreement, then the Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Lenders shall have received prior written notice thereof and the Agent shall not have received, within two Business Days of the date of